CERTIFICATE OF INCORPORATION

                                       OF

                          RANDOLPH CAPITAL GROUP, INC.

     The  undersigned,  a natural  person  (the  "Sole  Incorporator"),  for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

                                       I.

         The name of this corporation is Randolph Capital Group, Inc.

                                       II.

     The address of the initial registered office of the corporation in the State of Delaware is The Company Corporation, 1010 Centre Road, Wilmington, New Castle County, Delaware, 19805, and the name of the initial registered agent of the corporation in the State of Delaware at such address is The Company Corporation.

                                      III.

     The  purpose  of  this  corporation  is to  engage  in any  lawful  acts or
activities  for  which  a  corporation   may  be  organized  under  the  General
Corporation Law of the State of Delaware.

                                       IV.

     A. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares which the corporation is authorized to issue is fifty-five million (55,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock and five million (5,000,000) shares shall be Preferred Stock. All shares of Common Stock and Preferred Stock shall have a par value of $.001.

     B. The Preferred Stock may be issued from time to time in one of more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the Delaware General Corporation Law, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then-outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                       V.

     For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

     A. 1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

     2. Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the "Voting Stock").

     3. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

     B. 1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may not be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then outstanding shares of the Voting Stock. The Board of Directors shall also have the power to adopt, amend or repeal the Bylaws.

     2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

     3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws.

                  4. Special meetings of the stockholders of the corporation may be called, for any purpose of purposes, by (i) the Chairman of the Board of Directors, (ii) the President, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), or (iv) by the holders of the shares entitled to cast not less than ten (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

                  5. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided by the Bylaws of the corporation.

                                       VI.

         A. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated of limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at this time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.


                                      VII.

         A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, except as provided in paragraph B. of this
Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

         B. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI, and VII.

                                      VIII.

         The name and mailing address of the Sole Incorporator are as follows:






         NAME                                        MAILING ADDRESS

         Scott K. Lindenberger              Rizvi & Associates, L.L.P.
                                                     980 North Michigan Avenue
                                   Suite 1400
                             Chicago, Illinois 60611

         IN WITNESS WHEREOF, this Certificate has been subscribed this 14th day of September, 1999, by the undersigned who affirms that the statements made herein are true and correct.


                                                      /S/ S. Lindenberger
                                                     ---------------------------
                                                     Scott K. Lindenberger
                                Sole Incorporator